Exhibit 99.1

Taylor Capital Decreases Loss, Reports Improved

Fourth Quarter Operating Results and

Growth in Earning Assets and Margins

ROSEMONT, IL—January 29, 2009—Taylor Capital Group, Inc. (NASDAQ: TAYC), the parent company of Cole Taylor Bank, today reported improved operating results for the fourth quarter while continuing to address challenges brought on by the unprecedented economic downturn. Taylor Capital Group (the “Company”) reported a net loss applicable to common shareholders for the fourth quarter of 2008 of $17.0 million compared to a loss of $97.2 million for the third quarter. The third quarter loss included a non-cash charge of $47.3 million for a deferred tax asset valuation allowance and a $16.7 million non-cash implied dividend for the Series A convertible preferred stock issued by the Company in the third quarter.

Financial Highlights for the Fourth Quarter as Compared to the Third Quarter:

•	Net interest income grew by 11% due to solid growth in commercial loans and investment securities;

•	Commercial and industrial loans grew $154.1 million during the fourth quarter to $1.49 billion or 45.9% of total loans as compared to 43.3% at September 30;

•	The provision for loan losses was $30.4 million for the quarter, as compared to $52.7 million in the prior quarter;

•	Noninterest expense decreased $5.7 million, primarily as salary and benefit expenses were reduced due to lower incentive and severance accruals; and

•	Total capital increased from the sale of $104.8 million of preferred stock to the U.S. Treasury resulting in an increase in the total risk-based capital ratio to 13%, up from just under 11%.

The Company’s net loss applicable to common shareholders was $143.4 million for the full year 2008 as compared to a loss of $9.6 million for 2007.

“In spite of the downturn that impacted the entire economy in 2008, Taylor Capital made substantial progress in achieving its strategic objective of becoming a leader in serving closely-held businesses,” said Taylor Capital Chairman Bruce W. Taylor. “Like individuals and businesses everywhere, we faced significant economic turmoil which will continue to challenge the economy and our business in 2009. Nonetheless, our strategic refocusing has been substantially completed and has created a platform that allows us to be more competitive than ever before. We believe that relationship growth and improved pre-tax operating results in the fourth quarter of 2008 indicate that we are clearly moving in the right direction.”

Mark A. Hoppe, President and Chief Executive Officer of Cole Taylor Bank, said, “As we continue to support our clients, we will concentrate on returning to profitability, controlling our expenses, achieving profitable asset growth, building liquidity and effectively managing our capital. Additionally, we continue to focus on prudent portfolio management and are placing a greater emphasis on secured lending given the economic downturn. We believe that our proven capabilities in areas such as asset based lending further enhance our ability to profitably grow our business.”

Balance Sheet

At year end 2008, the Company’s assets totaled $4.4 billion, up from $4.1 billion at the prior quarter end. This increase was primarily due to growth in both the Company’s investment securities and loan portfolio.

A key component of the Company’s strategic growth initiative was to effect substantial growth in the commercial and industrial segment of the loan portfolio. The results of those efforts saw commercial loans grow to $1.5 billion, up from $1.3 billion at the end of the third quarter. At the same time, the size of the residential home builder loan portfolio decreased to $350 million at the end of 2008, or 11% of the loan portfolio, down from $493 million, or 20% at December 31, 2007. The decline during 2008 was primarily due to net reductions resulting from active portfolio management, along with $54.6 million in charge offs in the portfolio and $12.0 million in transfers to other real estate owned.

The Company’s investment securities totaled $1.1 billion at December 31, an increase of $300 million from September 30. The duration of the investment portfolio was lengthened with the purchase of longer term securities, which also increased the yield of the portfolio.

In-market deposits increased modestly. Brokered and other out-of-market deposits decreased during the fourth quarter as a result of maturities and calls exercised by the Company. For 2009, the Company seeks to expand core deposits and continue to reduce its reliance on brokered deposits.

The growth in earning assets during the fourth quarter was funded primarily through short-term advances from the Federal Home Loan Bank of Chicago, which increased $315 million to $462 million at year end. Total borrowing capacity, an indication of the Company’s available contingent liquidity, totaled $1.3 billion at year end, down slightly from September 30, 2008.

Credit Quality

Year-end nonperforming assets totaled $213.6 million, or 4.87% of assets, with the majority consisting of residential construction and land loans. At September 30, nonperforming assets were $200.7 million, or 4.93% of assets. Commercial and industrial and secured commercial real estate nonaccruals increased $34.2 million at the end of year as compared to September 30, 2008. This increase was primarily the result of three relationships and was offset by a decline of $29.3 million in residential construction and land nonaccruals as a result of net payments, charge-offs and transfers to other real estate owned.

Loans contractually past due 90 days or more but still accruing interest decreased $252,000 to $153,000 at December 31, 2008. The balance at December 31, 2007 was $4.2 million.

Other real estate owned rose to $13.2 million at December 31, 2008 from $4.1 million at September 30, 2008, while loans past due 30 through 89 days were flat at $25 million at year end.

The allowance for loan losses began the fourth quarter at $118.0 million and increased to $128.5 million at year end. Impacting the allowance were net charge-offs for the quarter of $19.8 million, offset by a provision for loan losses of $30.3 million, as compared to $39.5 million in net charge-offs and $52.7 million in provision for loan losses for the third quarter. Of the fourth quarter charge-offs, $19.1 million were related to the residential home builder segment of the portfolio. At December 31, 2008, the allowance to total loans was 3.98% as compared to 3.83% at September 30, 2008. The allowance for loan losses increased to 64% of nonperforming loans at year end, up from 60% at September 30, 2008.

Revenue

The Company’s primary source of revenue, net interest income earned on its assets, totaled $24.4 million for the fourth quarter, up from $21.9 million for the prior quarter. The tax-equivalent net interest margin for the quarter was 2.37%, up slightly from 2.35% in the third quarter.

Average earning assets rose $386.4 million, or 10% from the third quarter. While market interest rates declined during the quarter, the Company took actions to reduce the downward impact on asset yields by lengthening maturities in its investment portfolio and introducing floors on commercial loans. The Company also reduced funding costs by lowering deposit rates and reducing the length of term funding.

Noninterest income in the fourth quarter was $1.1 million, down from $3.2 million in the third quarter, primarily due to a $2.4 million write-down to fair value of one private label mortgage-related security in the fourth quarter. Service charge income grew modestly to $2.5 million from $2.3 million, primarily due to higher revenue on commercial banking accounts. Other derivative income rose to $830,000, an increase of $676,000 due to higher fees from customer transactions and gains from non customer hedging activities. Also offsetting these two increased sources of income was a reduction in other noninterest income due to a decline in the market value of assets held in employee deferred compensation plans.

Expenses

Total noninterest expense was $21.6 million for the fourth quarter, down from $27.3 million in the third quarter.

Salaries and employee benefits totaled $10.1 million for the quarter, down from $14.9 million in the prior quarter. This decrease is primarily due to lower severance expenses as well as the elimination of the annual incentive program for 2008.

All other categories of expense remained relatively constant for the period with the exception of non-performing asset expenses, which were lower due to reduced liabilities required for unfunded loan commitments.

Capital

At December 31, 2008, the Company’s total risk based capital ratio increased to 13%. In November, the U.S. Treasury Department invested $104.8 million in Series B preferred stock and warrants to purchase common stock of the Company as part of the federal government’s TARP Capital Purchase Program. The Company is using this new capital to further increase Cole Taylor Bank’s lending to small and mid-sized businesses.

During the fourth quarter of 2008, the Company declared a $1.4 million dividend on the Series A preferred stock. In addition, the fourth quarter included $737,000 of accrued dividends and discounts on the Series B preferred stock.

About Taylor Capital Group, Inc. (NASDAQ: TAYC)

Taylor Capital Group, Inc. is a $4.4 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and medium-sized businesses. Cole Taylor is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2009 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market, including within the Chicago metropolitan area; the risks associated with the high concentration of commercial real estate loans in our portfolio; the uncertainties in estimating the fair value of developed real estate and undeveloped land in light of declining demand for such assets and continuing illiquidity in the real estate market; the risks associated with management changes, employee turnover and our commercial banking growth initiative, including our expansion into new geographical markets; negative developments and disruptions in the credit and lending markets, including the impact of the ongoing credit crisis on our business and on the businesses of our customers as well as other banks and lending institutions with which we have commercial relationships; a continuation of the recent unprecedented volatility in the capital markets; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively, including our ability to preserve and access sufficient capital to execute on our strategy; changes in general economic and capital market conditions, interest rates, our debt credit ratings, deposit flows, loan demand, including loan syndication opportunities and competition; changes in legislation or regulatory and accounting principles, policies or guidelines affecting our business; and other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned “Risk Factors” in our December 31, 2007 Annual Report on Form 10-K filed with the SEC on March 13, 2008. You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

Media Contact:	Ilene Stevens
847.653.7731

## end ##

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) Dec. 31, 2008	(Unaudited) Sept. 30, 2008	Dec. 31, 2007
ASSETS
Cash and cash equivalents	$53,012	$210,376	$83,561
Investment securities	1,094,594	794,727	892,371
Loans, net of allowance for loan losses of $128,548, $117,967 and $54,681 at December 31, 2008, September 30, 2008 and December 31, 2007, respectively	3,104,713	2,960,460	2,478,652
Premises, leasehold improvements and equipment, net	17,124	17,241	16,109
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	29,630	15,335	15,310
Other real estate and repossessed assets, net	13,179	4,117	2,606
Other assets	76,637	72,494	67,854

Total assets	$4,388,889	$4,074,750	$3,556,463

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$470,990	$410,883	$471,770
Interest-bearing	2,660,056	2,810,698	2,108,422

Total deposits	3,131,046	3,221,581	2,580,192
Other borrowings	275,560	305,230	389,054
Accrued interest, taxes and other liabilities	71,286	60,539	41,354
Notes payable and FHLB advances	462,000	147,000	205,000
Junior subordinated debentures	86,607	86,607	86,607
Subordinated notes, net	55,303	55,212	—

Total liabilities	4,081,802	3,876,169	3,302,207

Stockholders’ equity:
Preferred stock, Series A	60,000	60,000	—
Preferred stock, Series B	97,314	—	—
Common stock	121	120	115
Surplus	224,872	216,259	197,214
Retained earnings (deficit)	(69,294)	(52,308)	75,145
Accumulated other comprehensive income (loss), net	18,710	(854)	6,418
Treasury stock	(24,636)	(24,636)	(24,636)

Total stockholders’ equity	307,087	198,581	254,256

Total liabilities and stockholders’ equity	$4,388,889	$4,074,750	$3,556,463

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	For the Three Months Ended			For the Year Ended
	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
Interest income:
Interest and fees on loans	$41,517	$40,069	$45,916	$158,564	$192,530
Interest and dividends on investment securities:
Taxable	11,614	8,664	9,115	38,633	26,643
Tax-exempt	1,443	1,449	1,506	5,830	6,076
Interest on cash equivalents	50	582	342	1,421	1,810

Total interest income	54,624	50,764	56,879	204,448	227,059

Interest expense:
Deposits	23,244	23,456	23,932	88,279	97,030
Other borrowings	2,194	2,364	3,007	9,648	11,051
Notes payable and FHLB advances	1,466	1,298	2,447	5,511	6,342
Junior subordinated debentures	1,693	1,715	2,006	7,013	7,931
Subordinated notes	1,613	33	—	1,646	—

Total interest expense	30,210	28,866	31,392	112,097	122,354

Net interest income	24,414	21,898	25,487	92,351	104,705
Provision for loan losses	30,353	52,700	23,000	144,158	31,900

Net interest income (loss) after provision for loan losses	(5,939)	(30,802)	2,487	(51,807)	72,805

Noninterest income:
Service charges	2,459	2,256	2,022	9,136	7,709
Trust and investment management fees	842	894	1,017	3,578	3,864
Loss on investment securities	(2,399)	—	—	(2,399)	—
Loan syndication fees	—	—	—	116	2,600
Other derivative income	830	154	270	1,936	392
Other noninterest income	(647)	(84)	573	70	2,146

Total noninterest income	1,085	3,220	3,882	12,437	16,711

Noninterest expense:
Salaries and employee benefits	10,108	14,948	8,325	47,855	37,771
Goodwill impairment	—	—	23,237	—	23,237
Occupancy of premises	2,039	1,943	2,529	7,812	8,673
Furniture and equipment	596	830	929	3,094	3,431
Legal fees, net	1,821	1,841	566	5,016	2,464
Non–performing asset expense	(166)	1,398	116	4,711	643
FDIC assessment	796	779	73	2,687	307
Early extinguishment of debt	894	412	—	2,500	—
Other professional services	760	501	688	2,311	2,427
Other noninterest expense	4,782	4,649	4,289	17,384	15,572

Total noninterest expense	21,630	27,301	40,752	93,370	94,525

Income (loss) before income taxes	(26,484)	(54,883)	(34,383)	(132,740)	(5,009)
Income tax expense (benefit)	(11,648)	25,653	(5,118)	(8,212)	4,561

Net loss	(14,836)	(80,536)	(29,265)	(124,528)	(9,570)
Preferred dividends and discounts	(2,150)	—	—	(2,150)	—

Implied non-cash preferred dividend	—	(16,680)	—	(16,680)	—

Net loss applicable to common shareholders	$(16,986)	$(97,216)	$(29,265)	$(143,358)	$(9,570)

Basic loss per common share	$(1.62)	$(9.30)	$(2.78)	$(13.72)	$(0.89)
Diluted loss per common share	(1.62)	(9.30)	(2.78)	(13.72)	(0.89)

TAYLOR CAPITAL GROUP, INC.

COMPOSITION OF LOAN PORTFOLIO (unaudited)

(dollars in thousands)

The following table presents the composition of the Company’s loan portfolio as of the dates indicated:

	Dec. 31, 2008		Sept. 30, 2008		Dec. 31, 2007
	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans
Commercial and industrial	$1,485,673	45.9%	$1,331,562	43.3%	$850,196	33.6%
Commercial real estate secured	1,058,930	32.8	1,021,852	33.2	839,629	33.1
Residential construction & land	349,998	10.8	391,181	12.7	492,780	19.5
Commercial construction & land	181,454	5.6	178,960	5.8	178,898	7.0

Total commercial loans	3,076,055	95.1	2,923,555	95.0	2,361,503	93.2

Consumer-oriented loans	157,222	4.9	154,891	5.0	171,863	6.8

Gross loans	3,233,277	100.0%	3,078,446	100.0%	2,533,366	100.0%

Less: Unearned discount	(16)		(19)		(33)

Total loans	$3,233,261		$3,078,427		$2,533,333

The following table presents the composition of the Company’s residential construction and land portfolios as of the dates indicated:

	Dec. 31, 2008		Sept. 30, 2008		Dec. 31, 2007
	Balance	Percent of Total	Balance	Percent of Total	Balance	Percent of Total
Single family attached and detached housing	$105,526	30.2%	$131,451	33.6%	$176,739	35.9%
Condo (new & conversions)	95,705	27.3	97,069	24.8	127,112	25.8
Multi-family	57,495	16.4	56,723	14.5	68,976	14.0
Completed for sale	16,830	4.8	21,028	5.4	28,436	5.8

Total residential construction	275,556	78.7	306,271	78.3	401,263	81.5

Land – unimproved & farmland	52,321	15.0	59,674	15.3	68,188	13.8
Land – improved & entitled	3,921	1.1	5,543	1.4	5,344	1.1
Land – under development	18,200	5.2	19,693	5.0	17,985	3.6

Total land	74,442	21.3	84,910	21.7	91,517	18.5

Total residential construction and land	$349,998	100.0%	$391,181	100.0%	$492,780	100.0%

TAYLOR CAPITAL GROUP, INC.

CREDIT QUALITY (unaudited)

(dollars in thousands)

	At or for the Three Months Ended
	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007
Nonperforming Assets:
Loans contractually past due 90 days or more but still accruing interest	$153	$405	$4,253
Nonaccrual loans:
Commercial and industrial	42,263	14,279	5,069
Commercial real estate secured	23,068	16,859	10,935
Residential construction and land	114,160	143,458	52,000
Commercial construction and land	14,934	18,583	412
All other loan types	5,802	3,015	2,996

Total nonaccrual loans	200,227	196,194	71,412

Total nonperforming loans	200,380	196,599	75,665
Other real estate owned and repossessed assets	13,179	4,117	2,606

Total nonperforming assets	$213,559	$200,716	$78,271

Other Credit Quality Information:
Loans contractually past due 30 through 89 days and still accruing	$25,272	$25,506	$63,553
Recorded balance of impaired loans	206,705	205,714	90,972
Allowance for loan losses related to impaired loans	41,451	48,421	9,375

Allowance for Loan Losses Summary:
Allowance at beginning of period	$117,967	$104,742	$40,430
Net (charge-offs) recoveries:
Commercial and commercial real estate	(357)	(9,941)	(2,264)
Real estate – construction and land	(19,050)	(29,583)	(5,589)
Total consumer-oriented loans	(365)	49	(896)

Total net charge-offs	(19,772)	(39,475)	(8,749)
Provision for loan losses	30,353	52,700	23,000

Allowance at end of period	$128,548	$117,967	$54,681

Key Credit Ratios:
Nonperforming loans to total loans	6.20%	6.39%	2.99%
Nonperforming assets to total loans plus repossessed property	6.58%	6.51%	3.09%
Nonperforming assets to total assets	4.87%	4.93%	2.20%
Annualized net charge-offs to average total loans	2.47%	5.43%	1.40%
Allowance to total loans at end of period	3.98%	3.83%	2.16%
Allowance to nonperforming loans	64.15%	60.00%	72.27%
30 – 89 days past due to total loans	0.78%	0.83%	2.51%

TAYLOR CAPITAL GROUP, INC.

FUNDING LIABILITIES (unaudited)

(dollars in thousands)

The following table presents the distribution of the Company’s average deposit account balances for the periods indicated:

	For the Quarter Ended
	Dec. 31, 2008		Sept. 30, 2008		Dec. 31, 2007
	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits
In-market deposits:
Noninterest-bearing deposits	$446,693	14.0%	$404,580	13.0%	$419,203	16.2%
NOW accounts	215,449	6.7	144,697	4.7	75,791	2.9
Savings deposits	42,459	1.3	43,924	1.4	50,555	2.0
Money market accounts	339,518	10.6	478,396	15.4	752,827	29.1
Customer certificates of deposit	863,775	27.0	801,047	25.8	548,268	21.1
Public time deposits	84,532	2.6	76,463	2.5	51,674	2.0

Total in-market deposits	1,992,426	62.2	1,949,107	62.8	1,898,318	73.3

Out-of-market deposits:
Brokered money market deposits	86,958	2.7	99,011	3.2	49,443	1.9
Out-of-local-market certificates of deposit	145,679	4.5	163,372	5.2	113,659	4.4
Brokered certificates of deposit	980,333	30.6	892,378	28.8	527,641	20.4

Total out-of-market deposits	1,212,970	37.8	1,154,761	37.2	690,743	26.7

Total deposits	$3,205,396	100.0%	$3,103,868	100.0%	$2,589,061	100.0%

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes the Company’s deposits as “in-market” and “out-of-market” deposits:

	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007
In-market deposits:
Noninterest-bearing deposits	$470,990	$410,883	$471,770
NOW accounts	218,451	200,900	76,572
Savings accounts	42,275	42,984	49,386
Money market accounts	320,691	413,145	707,829
Customer certificates of deposit	870,183	845,322	543,443
Public time deposits	84,831	72,914	52,895

Total in-market deposits	2,007,421	1,986,148	1,901,895

Out-of-market deposits:
Brokered money market deposits	73,352	97,246	55,507
Out-of-local-market certificates of deposit	136,470	151,686	117,159
Brokered certificates of deposit	913,803	986,501	505,631

Total out-of-market deposits	1,123,625	1,235,433	678,297

Total deposits	$3,131,046	$3,221,581	$2,580,192

Taylor Capital Group, Inc.

Summary of Key Financial Data

Dollars in Thousands

Unaudited

	2008				2007	Year To Date
	Fourth	Third	Second	First	Fourth	December 31,
	Quarter	Quarter	Quarter	Quarter	Quarter	2008	2007
Condensed Income Data:
Net interest income	$24,414	$21,898	$21,565	$24,474	$25,487	$92,351	$104,705
Provision for loan losses	30,353	52,700	49,355	11,750	23,000	144,158	31,900
Total noninterest income	1,085	3,220	4,030	4,102	3,882	12,437	16,711
Total noninterest expense	21,630	27,301	22,623	21,816	40,752	93,370	94,525

Loss before income taxes	(26,484)	(54,883)	(46,383)	(4,990)	(34,383)	(132,740)	(5,009)
Income tax expense (benefit)	(11,648)	25,653	(21,067)	(1,150)	(5,118)	(8,212)	4,561

Net loss	(14,836)	(80,536)	(25,316)	(3,840)	(29,265)	(124,528)	(9,570)
Preferred dividends and discounts	(2,150)	(16,680)	—	—	—	(18,830)	—

Net loss applicable to common shareholders	$(16,986)	$(97,216)	$(25,316)	$(3,840)	$(29,265)	$(143,358)	$(9,570)

Per Share Data:
Basic loss per common share	$(1.62)	$(9.30)	$(2.42)	$(0.37)	$(2.78)	$(13.72)	$(0.89)
Diluted loss per common share	(1.62)	(9.30)	(2.42)	(0.37)	(2.78)	(13.72)	(0.89)
Cash dividends per common share	—	—	—	0.10	0.10	0.10	0.40
Book value per common share	13.47	12.59	20.19	23.71	24.10	13.47	24.10
Weighted average shares-basic	10,458,851	10,456,544	10,446,512	10,438,634	10,516,220	10,450,177	10,782,316
Weighted average shares-diluted	10,458,851	10,456,544	10,446,512	10,438,634	10,516,220	10,450,177	10,782,316
Shares outstanding-end of period	11,115,936	11,011,184	10,965,986	10,800,335	10,551,994	11,115,936	10,551,994

Performance Ratios (annualized):
Loss on average assets	-1.39%	-8.22%	-2.87%	-0.44%	-3.33%	-3.27%	-0.28%
Loss on average equity	-24.14%	-145.51%	-40.20%	-5.96%	-41.29%	-51.01%	-3.47%
Efficiency ratio (1)	77.53%	108.69%	88.39%	76.34%	138.76%	87.11%	77.85%

Average Balance Sheet Data (2):
Total assets	$4,267,048	$3,918,831	$3,526,768	$3,525,104	$3,513,661	$3,810,987	$3,361,624
Investments	1,026,848	829,206	844,063	880,609	875,480	895,361	711,170
Cash equivalents	16,224	121,498	46,516	71,756	29,621	64,025	35,731
Loans	3,203,811	2,909,799	2,558,406	2,485,028	2,494,125	2,790,723	2,507,395
Total interest-earning assets	4,246,883	3,860,503	3,448,985	3,437,393	3,399,226	3,750,109	3,254,296
Interest-bearing deposits	2,758,703	2,699,288	2,312,016	2,272,500	2,169,858	2,511,820	2,175,691
Borrowings	753,070	544,005	526,680	559,954	599,245	596,215	474,894
Total interest-bearing liabilities	3,511,774	3,243,293	2,838,696	2,832,454	2,769,103	3,108,035	2,650,585
Noninterest-bearing deposits	446,693	404,580	393,341	392,315	419,203	409,322	393,494
Total stockholders’ equity	245,836	221,394	251,888	257,702	283,533	244,147	276,103

Tax Equivalent Net Interest Margin:
Net interest income as stated	$24,414	$21,898	$21,565	$24,474	$25,487	$92,351	$104,705
Add: Tax equivalent adjust.-investment (3)	777	780	785	798	812	3,140	3,272
Tax equivalent adjust.-loans (3)	32	31	31	33	57	126	240

Tax equivalent net interest income	$25,223	$22,709	$22,381	$25,305	$26,356	$95,617	$108,217

Net interest margin without tax adjust.	2.29%	2.26%	2.51%	2.86%	2.98%	2.47%	3.22%
Net interest margin - tax equivalent (3)	2.37%	2.35%	2.60%	2.95%	3.08%	2.55%	3.33%
Yield on earning assets without tax adjust.	5.12%	5.24%	5.40%	6.15%	6.65%	5.45%	6.98%
Yield on earning assets - tax equivalent (3)	5.20%	5.32%	5.50%	6.25%	6.75%	5.54%	7.09%
Yield on interest-bearing liabilities	3.42%	3.54%	3.52%	4.00%	4.50%	3.61%	4.62%
Net interest spread - without tax adjust.	1.70%	1.70%	1.88%	2.15%	2.15%	1.84%	2.36%
Net interest spread - tax equivalent (3)	1.78%	1.78%	1.98%	2.25%	2.25%	1.93%	2.47%

	Dec 31, 2008	Sept 30, 2008	June 30, 2008	Mar. 31, 2008	Dec 31, 2007
Condensed Balance Sheet Data:
Investment securities	$1,094,594	$794,727	$818,242	$858,860	$892,371
Total loans	3,233,261	3,078,427	2,725,855	2,512,193	2,533,333
Allowance for loan losses	128,548	117,967	104,742	64,193	54,681
Total assets	4,388,889	4,074,750	3,719,134	3,520,480	3,556,463
Total deposits	3,131,046	3,221,581	2,919,634	2,705,518	2,580,192
Total borrowings	879,470	594,049	534,174	516,108	680,661
Total stockholders’ equity	307,087	198,581	221,398	256,085	254,256

Asset Quality Ratios:
Nonperforming loans	$200,380	$196,599	$154,460	$99,502	$75,665
Nonperforming assets	213,559	200,716	158,740	104,575	78,271
Allowance for loan losses to total loans	3.98%	3.83%	3.84%	2.56%	2.16%
Allowance for loan losses to nonperf loans	64.15%	60.00%	67.81%	64.51%	72.27%
Nonperforming assets to total loans plus repossessed property	6.58%	6.51%	5.81%	4.15%	3.09%

Capital Ratio:
Consolidated total stockholders’ equity to assets	7.00%	4.87%	5.95%	7.27%	7.15%

Footnotes:

(1)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, plus the gains or losses from investment securities.
(2)	Average balances are daily averages.
(3)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.